Exhibit 10(r)


                              TABLE  OF  CONTENTS

                                                                     Page

1.       PREMISES                                                      1
2.       USE                                                           1
3.       LEASE TERM AND DELIVERY OF LEASED PREMISES                    1
4.       ACCESS PRIOR TO TERM                                          1
5.       SECURITY DEPOSIT                                              1
6.       RENT                                                          2
7.       ADDITIONAL RENT                                               2
8.       OPTIONS TO RENEW                                              3
9.       UTILITIES                                                     4
10.      MAINTENANCE AND REPAIR OF PREMISES                            4
11.      REQUIREMENTS OF LAW                                           5
12.      ALTERATIONS, CHANGES, AND ADDITIONS                           5
13.      ENTRY BY LANDLORD                                             5
14.      ASSIGNMENT AND SUBLETTING                                     5
15.      DEFAULT BY TENANT                                             6
16.      INSURANCE, MUTUAL WAIVER OF SUBROGATION,
         HOLD HARMLESS                                                 7
17.      HAZARDOUS SUBSTANCES                                          8
18.      DAMAGE AND DESTRUCTION
         BY FIRE OR OTHER CASUALTY                                     8
19.      CONDEMNATION                                                  8
20.      QUIET ENJOYMENT                                               9
21.      NOTICES                                                       9
22.      WAIVER                                                        9
23.      WHOLE AGREEMENT                                               9
24.      COUNTERPARTS                                                  9
25.      SIGNAGE                                                       9
26.      TERMINATION/EXPIRATION                                        9
27.      PARKING                                                      10
28.      LANDLORD'S CONSENT                                           10
29.      HOLDOVER                                                     10
30.      SUBORDINATION                                                10
31.      WATER AND OTHER DAMAGE                                       10
32.      ESTOPPEL CERTIFICATE                                         10
33.      CHOICE OF LAW AND INTERPRETATION                             10
34.      LICENSE CONTINGENCY                                          11
35.      EXCLUSIVE                                                    11
36.      FRANCHISOR AS THIRD PARTY BENEFICIARY                        11
37.      WAIVER OF TRIAL BY JURY                                      11

                                    EXHIBITS

         Exhibit A--Description of Leased Premises
         Exhibit B--Collateral Assignment of Lease
         Exhibit C--Personal Guaranty

                                LEASE AGREEMENT

         THIS LEASE, made and entered into this 30th day of September, 1994, by and between Penguin Properties Corporation, a corporation formed under the laws of the State of Maryland ("Landlord"), and TAG, Incorporated, a corporation formed under the laws of the State of Maryland, Trading as Kiddie Academy ("Tenant").

         For good and valuable consideration and performance of the covenants and provisions of this Lease, Landlord and Tenant agree as follows:

         1.       LEASED  PREMISES.

         (a) Landlord is the owner of a building containing approximately 6,500 square feet (the "Building), the address of which is Rt 18, Village of Benton's Crossing, Stevensville, Maryland 21666. The separately subdivided lot on which the Building is located is hereinafter referred to as the "Land". Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms, covenants, and conditions set out below, the Building containing 6,500 usable square feet, the location of which is described in Exhibit A (the "Leased Premises"), together with the non-exclusive right, in common with the other tenants of the Building, if any, to the use of all hallways, lobbies, corridors, lavatories, ramps, stairways and other common areas and facilities of the Building, and together with the sidewalks, driveways and parking facilities provided for in Section 27 below. The Leased Premises shall also be deemed to include that portion of the Land, for use as a playground.

         2. USE. The Leased Premises shall be used only as a Kiddie Academy Child Care Learning Center. No other use shall be permitted without the prior written consent of Landlord . Landlord warrants and represents, to the best of its knowledge, to Tenant that there are no zoning ordinances or other prohibitions restricting or limiting the use of the Leased Premises for the purposes herein specified.

         3.       LEASE  TERM  AND  DELIVERY  OF  LEASED  PREMISES.

         (a) The Lease shall be for an initial term of ten (10) years ( the "Lease Term"), commencing on the Commencement Date, as hereinafter defined, and ending on the last day of the tenth lease year following the Commencement Date. Tenant shall have the option to renew this Lease for two (2) additional terms of five (5) years each upon the terms and conditions set forth in Section 8 below. The "Commencement Date" shall be the later to occur of (i) November 20, 1994 (the "Estimated Commencement Date"), or (ii) that date which is the date on which the contingency in Section 34 herein is satisfied or waived by Tenant.

         (b) "Lease Year" shall mean the successive period of 12 full calendar months beginning on the Commencement Date, and each succeeding twelve (12) month period thereafter except that if the Commencement Date occurs on any day other than the first day of a calendar month, then the first Lease Year shall also include the partial month remaining in the calendar month in which the Commencement Date occurs.

         (c) On the Commencement Date or such later date as Landlord or Tenant may request, Landlord and Tenant shall promptly enter into a supplementary written agreement thereby specifying the Commencement Date and the date on which the Lease Term shall expire.


         4. ACCESS PRIOR TO TERM. At anytime during the one (1) week period prior to the Commencement Date, Tenant and its agents, servants, employees and contractors may enter the Leased Premises for purposes of installing Tenant's furnishings, fixtures, telephones and other equipment. Such entry shall constitute the agreement of Tenant that none of such parties nor their work, equipment, or materials will interfere with the work of Landlord in the Leased Premises.

         5. SECURITY DEPOSIT. Tenant has deposited with Landlord a security deposit in the amount of $5,416.67 (the "Security Deposit"), receipt of which is hereby acknowledged by Landlord. Landlord shall have the right to apply the Security Deposit to cure any breach by Tenant of any of Tenant's obligations under this Lease. The Security Deposit, to the extent it has not been applied or exhausted by Landlord pursuant to the terms of this paragraph, shall be returned to Tenant within thirty (30) days following the expiration or termination of the Lease Term.


         6. RENT. Commencing on the Commencement Date, Tenant shall pay basic rent ("Basic Rent") in the amounts and with respect to the time periods set forth below; provided however that if the Lease Term should commence on a day other than the first day of the month, the first month's rent shall be prorated for such partial month. Basic Rent shall be paid in equal monthly installments as set forth below and shall be due and payable on the first day of each month during the Lease Term, without any set-off or deduction whatsoever. All rent shall be paid to the Landlord at the address in Section 21 herein.

                  BASIC          BASIC           BASIC RENT
LEASE             ANNUAL         MONTHLY         PER SQUARE
YEAR              RENT           RENT            FOOT

1              $65,000.00       $5,416.67         $10.00
2              $66,950.00       $5,579.17         $10.30
3              $68,958.50       $5,746.54         $10.61
4              $71,027.26       $5,918.94         $10.93
5              $73,158.07       $6,096.51         $11.26
6              $75,352.81       $6,279.40         $11.59
7              $77,613.40       $6,467.78         $11.94
8              $79,941.80       $6,661.82         $12.30
9              $82,340.06       $6,861.67         $12.67
10             $84,810.26       $7,067.52         $13.05

         Any installment of Basic Rent which is paid more than ten (10) days after the date on which it is due shall bear interest at the rate of eighteen percent (18%) per annum for the period of such arrearage. Any Basic Rent, Additional Rent or other payments received by Landlord from Tenant shall be applied first to the oldest outstanding balance due from Tenant under the terms of this Lease.

         7.       ADDITIONAL  RENT.

         (a) For all purposes of this Lease, "Rentable Area of the Leased Premises" shall be the usable area of the Leased Premises (but specifically excepting the playground) . "Rentable Area of the Building" shall be deemed to mean 6,500 square feet, which is the total usable area of the Building. "Tenant's Portion" shall mean one hundred percent (100%), computed on the basis of the Rentable Area of the Leased Premises divided by the Rentable Area of the Building.

         (b) Tenant shall pay all real estate taxes and/or special assessments levied against the Land and building, directly to taxing authority, upon presentation of invoice for said taxes. Tenant shall, at Tenant's expense, cause the Leased Premises to be maintained including, but not limited to lawn maintenance, grounds keeping, snow removal, parking lot maintenance (excluding repair or replacement of the parking lot) and interior portions.

         (d) In addition to Basic Rent, Tenant shall pay as additional rent (the "Additional Rent") Tenant's Portion of the following expenses, that are not paid by Tenant, which are applicable to the Lease Term: (a) all real estate taxes and/or special governmental assessments imposed or levied against the Building or Land during the Lease Term ("Taxes"); (b) all reasonable and customary insurance expenses incurred by Landlord in connection with Landlord's ownership of the Building including the cost of liability insurance and insurance against losses from fire and other casualties ("Insurance"); and (c) all reasonable and customary expenses incurred by Landlord in connection with Landlord's maintenance of the common areas of the Land and/or Building which are not paid by Tenant

         (e) Until the actual cost of Taxes, Insurance and Common Area Expenses are known by Landlord, Tenant shall pay to Landlord the following monthly amounts, which amounts are equal to 1/12 of Landlord's good faith estimate of Tenant's Portion of Taxes, Insurance and Common Area Charges for the first year of the Lease Term:

                    Per Sq. Foot      Annual Amount      Monthly Payment

Taxes                   $0.00             $0.00               $0.00
Insurance               $0.31             $2,015.00           $167.92
Common Area Expenses    $0.00             $0.00               $0.00
Total                   $0.31             $2,015.00           $167.92


         Within 90 days following the close of each fiscal year, Landlord shall provide Tenant with a statement of the actual amount of Taxes, Insurance and Common Area Expenses for such period and Tenant's Portion thereof. In the event that Tenant's Portion of the actual amount of Taxes, Insurance and Common Area Expenses is greater than the estimated amounts paid by Tenant with respect to such period, Tenant shall remit the difference to Landlord within 30 days after receipt of such statement. In the event that the actual amount of Tenant's Portion of Taxes, Insurance and Common Area Expenses is less than the estimated amounts paid by Tenant with respect to such period, Landlord shall credit the difference to Tenant against the next installment of rent due hereunder

         For the year in which the Lease Term commences or terminates, Tenant's liability for its Portion of any such costs for such partial year shall be subject to a prorata adjustment based upon the number of full calendar months of said year during which the Leased Premises are occupied by Tenant.

         Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant, in addition to the rental herein reserved, whether such payment is to be made to the Landlord or to any other party, and said additional amount which Tenant is to pay is not designated "Additional Rent", or provision is not made for the collection of said amount as "Additional Rent", then said amount shall nevertheless if not paid when due, be deemed "Additional Rent", and shall be collectible as such with the first installment of minimum rent due thereafter.

         8. OPTIONS TO RENEW. So long as this Lease is then in full force and effect, and Tenant is not in default under this Lease, Tenant shall have the right to renew this Lease for two (2) renewal terms of five (5) years each immediately following the expiration of the initial term or the first renewal term, as the case may be, on the same terms and conditions as are set forth herein except that the Basic Rent payable by Tenant during the renewal terms shall be as set forth below. Tenant shall notify Landlord in writing of its intention to renew no less than one hundred and eighty (180) days prior to the expiration of the original Lease Term or the first renewal term, as the case may be. The Basic Rent payable by Tenant throughout the first renewal term shall be the greater of:

         (a) $87,354.56; or

         (b) Ninety percent (90%) of the current market rent for facilities of similar nature as determined by an independent appraisal by Landlord; or

         (c) the Basic Rent payable by Tenant during the first year of the initial Lease Term, multiplied by 3% for each year of the initial Lease Term; and

the Basic Rent payable by Tenant during the second renewal term shall be the greater of:

         (a) $101,267.88; or

         (b) Ninety percent (90%) of the current market rent for facilities of similar nature as determined by an independent appraisal by Landlord; or

         (b) the Basic Rent payable by Tenant during the first year of the first renewal term, multiplied by 3% for each year of the first renewal term.


         9.   UTILITIES.  Except to the extent  provided by Landlord  under  the
Common Area Expenses, Tenant shall contract for and pay, directly to the provider thereof, all charges for natural gas, electricity, water, telephone and other utility charges used or consumed at the Leased Premises.


         10. MAINTENANCE AND REPAIR OF PREMISES. During the first ninety (90) days of the Lease Term ("Landlord's Warranty Period"), Landlord, at Landlord's sole cost and expense, shall maintain and repair the well water and associated systems in the Leased Premises. Upon notification by Tenant, Landlord shall promptly repair any damage to or defect in the well or water systems, in the Leased Premises arising during Landlord's Warranty Period except to the extent that any such damage is caused by the negligence or intentional misconduct of Tenant. Landlord hereby agrees to and shall assign to Tenant upon the expiration of Landlord's Warranty Period, to the extent they are assignable, any and all written warranties and guarantees from Landlord's contractors, subcontractors and suppliers of any materials and labor to the well and water systems Leased Premises. In the event that the well supplying water to the Leased Premises does not provide water in a sufficient amount required for the Tenant's use, in
Section 2 herein, Landlord shall repair or replace the well at its expense. Specifically excluded from Landlord's obligation to repair or replace the well, shall be the associated well water systems inside of the Leased Premises.

         Commencing on the Commencement Date of this Lease, except as provided above, ("Tenant's Maintenance Period"), Tenant shall assume responsibility for maintaining the interior of the Leased Premises, all lawn maintenance, snow removal, sidewalk and parking lot cleaning and maintenance (excluding repair or replacement of the parking lot) and play area maintenance, but Landlord shall continue to maintain the exterior of the Leased Premises and Building (including the roof, foundation and exterior walls) and all common areas and structural components of the Building. Throughout the term of this Lease, Tenant will secure and maintain a full service contract on the heating and/or air conditioning equipment servicing the Leased Premises with a reputable company approved by Landlord.

         The Leased Premises are leased to Tenant "as is". Except as herein expressly provided, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Leased Premises, and any work which may be necessary to outfit the Leased Premises for Tenant's occupancy of for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the Leased Premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs.

         If Landlord refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Tenant, then, following written notice to Landlord and a thirty day opportunity to cure (provided, however, that if more than 30 days is reasonably required for such cure, then the 30 day cure period shall be extended for whatever period is reasonably required, so long as Landlord commences the cure within such 30 day cure period and diligently prosecutes such cure to completion), Tenant may make such repairs and shall have the right to set off any reasonable expense incurred thereby against any rent or other payment due or to become due hereunder.

         Tenant shall during the term of this Lease keep the Leased Premises in good order and repair and will make all repairs necessary at its own expense.

         If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, then, following written notice to Tenant and a thirty day opportunity to cure (provided, however, that if more than 30 days is reasonably required for such cure, then the 30 day cure period shall be extended for whatever period is reasonably required, so long as Tenant commences the cure within such 30 day cure period and diligently prosecutes such cure to completion), Landlord may make such repairs and Tenant shall reimburse Landlord the reasonable expense incurred thereby within thirty (30) days of receipt of a statement therefor from Landlord.


         11. REQUIREMENTS OF LAW. Landlord covenants that on the Commencement Date, to the best of Landlord's knowledge, the Leased Premises and the Building do conform, to every applicable requirement of law and of any Board of Underwriters, rating bureau, or similar organization, and the requirements of the carriers of all insurance on or relating to the Leased Premises or the Building, whether such insurance be furnished by Landlord or Tenant. Tenant shall, at its own expense, comply with all applicable statutes, ordinances, rules and regulations of federal, state and municipal governments and all applicable rules and regulations of the Board of Fire Underwriters as such statutes, ordinances, rules and regulations pertain to Tenant's particular use of the Leased Premises. Tenant shall also comply with all applicable city, county, state and federal ordinances in effect from time to time with respect to facilities and areas for the handicapped in the Leased Premises and the Building including all requirements imposed by the Americans with Disabilities Act.


         12. ALTERATIONS, CHANGES, AND ADDITIONS. No structural changes, alterations, or additions shall be made by Tenant to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing restriction shall not prohibit Tenant from painting or making other decorative or non-structural changes in the Leased Premises without Landlord's prior consent. Tenant may further install, at its expense and without Landlord's written consent, trade fixtures, playground equipment, supplies, toys, movable partitions, furniture, equipment, and other personal property.


         13. ENTRY BY LANDLORD. Landlord shall have the right, following reasonable prior notice to Tenant, which may be verbal (except in the event of an emergency when no prior notice need be given), to enter the Leased Premises for purpose of inspection or to make repairs, so long as Landlord's entry or the making of such repairs does not unreasonably disrupt the business operations of Tenant.


         14. ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, assign, sublet, mortgage, encumber, or otherwise alienate its interest in the Leased Premises without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If such assignment or subletting is permitted by Landlord, Tenant shall not be relieved from any liability whatsoever under this Lease. No consent by the Landlord to any assignment or sublease to another tenant shall relieve Tenant of any obligations to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. Acceptance of rent from the proposed assignee or subtenant or other transfers, shall not constitute consent by the Landlord to any assignment or sublease to, or of any failure of the Tenant to comply with the requirements of this Section. In the event that the amount of the rent to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee.

         In the event Tenant desires to assign this Lease to sublease all or any substantial portion of the Leased Premises, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease. If Tenant is a corporation and in the event that any part or all of the corporation shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporate shares, Landlord may terminate this Lease and the term at any time after such notice of such change of control by giving Tenant sixty (60) days prior written notice of such termination. If Tenant is a corporation, the filing of Articles of Transfer or Merger with the State Department of Assessments and Taxation or the failure to do so when Tenant would otherwise be so legally required by operation of law of the assets of the corporation shall constitute an unauthorized assignment of this Lease.

         Notwithstanding the foregoing, Landlord hereby grants its consent to Tenant entering into the Collateral Assignment of Lease which is attached to this Lease as Exhibit B and incorporated by reference herein and further agrees that in the event of a sale or transfer of the Kiddie Academy Child Care Learning Center to a new owner approved in writing by Franchisor (as hereinafter defined), this Lease shall be assigned to such new owner.


         15.  DEFAULT  BY  TENANT.   The  occurrence  of  any  one  or  more  of
the following events shall constitute a material breach by Tenant of this Lease:

(a) the failure by Tenant to make any payment of rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due,;

(b) the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of fifteen (15) days after receipt of written notice thereof by Tenant from Landlord, provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than fifteen (15) days may be reasonable required for such cure, than Tenant shall not be deemed to be in default if Tenant shall commence such cure within such fifteen (15) day period and shall thereafter diligently prosecute such cure to completion;

(c) the making of any general arrangement or any assignment by Tenant for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, such petition is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets;

(d) the breach or default under the Franchise Agreement between Tenant and Franchisor (as hereinafter defined), remaining uncured within the time periods provided in the Franchise Agreement;

(e) if the Leased Premises are vacant, unoccupied or deserted for a period of fifteen (15) days or more at any time during the term

In the event of any material breach of this Lease by Tenant, then Landlord, in addition to other rights or remedies it may have, shall have the right to terminate this Lease , and also the right, with or without termination of this Lease, to reenter and take possession of the Leased Premises and Landlord may remove all persons and property from the Leased Premises; such property may be removed and stored in any other place in the Building or in any other reasonably secure place for the account of and at the expense and risk of Tenant. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or, Landlord, without terminating this Lease, shall use its reasonable efforts to relet the Leased Premises or any part thereof for such terms and conditions as may be reasonable, with the right to make alterations and repairs to the Leased Premises. Rental received by Landlord from such reletting shall be applied first, to the payment of any costs of such reletting including reasonable brokerage and attorneys' fees; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder or Tenant shall pay to Landlord, at Landlord's sole option , the difference between the rent reserved under this Lease and the fair rental value of the Leased Premises for the balance of the term to be determined as the date of re-entry. Should such rentals received from such reletting during any month be less than the monthly basic rent reserved hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.

         Any default by Tenant under this Lease shall be deemed an event of default under that Franchise Agreement (the "Franchise Agreement") entered into or to be entered into between Tenant and Kiddie Academy International, Inc., a Maryland corporation ("Franchisor"), and any default by Tenant under the Franchise Agreement shall be deemed an event of default by Tenant under this Lease.

         In the event of Tenant's default or failure to perform hereunder, Landlord shall concurrently provide notice to Franchisor of such default or failure to perform. Franchisor, at its sole option, shall have the right (but not the obligation), to cure any such deficiency or default by Tenant, should Tenant fail to do so, within fifteen (15) days after the expiration of the period in which Tenant may cure such deficiency or default. In addition, Franchisor, at its sole option, shall have the right (but not the obligation), within sixty (60) days of the date of receipt of notice from the Landlord of default by Tenant, to take possession of the Leased Premises and become the assignee of this Lease for a period not to exceed one (1) year from the date of assumption, with no liability for any default caused by the Tenant up to the point of assumption. Landlord hereby agrees that the Franchisor may seek another franchisee to take over the operation of the Kiddie Academy Center at the Leased Premises, and that when a new franchisee is selected by Franchisor and approved by Landlord within a reasonable period of time, the new franchisee will become the tenant under this Lease and Franchisor shall have no further liability or obligation hereunder. Landlord further agrees that if Franchisor does not select a new franchisee within one (1) year from the date of assignment of the Lease under the immediately preceding sentence, Franchisor shall have no further liability under the Lease as of the end of that one (1) year period.

         In the event Tenant fails to pay Landlord any rental payment or other charge sue hereunder within ten (10) days from the date on which any such payment was due, Landlord may at its option charge Tenant a late charge equal to fifteen percent (15%) or the rental payment or other such charge, which late charge shall be collectible as Additional Rent and shall be payable to Landlord within ten (10) days after written notice from Landlord to Tenant assessing the same.


         16.      INSURANCE,  MUTUAL  WAIVER  OF  SUBROGATION,  HOLD HARMLESS.

                  (a) Tenant shall at all times during the Lease Term, and at its sole expense, keep in effect a policy of public liability insurance, naming Landlord as an additional insured, with respect to the Leased Premises and the business of Tenant at the Leased Premises. Said policy shall contain a provision preventing the cancellation of the policy without a minimum of thirty (30) days written notice to Tenant and Landlord. Tenant's insurance shall have a limit of liability of not less than $1,000,000. Tenant shall deliver a certificate evidencing such insurance policy to Landlord at the inception of each policy and renewal thereof. All such insurance maintained by Tenant shall be written by an insurance company licensed to do business in the state in which the Leased Premises are located.

                  (b) Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees and agents of the other, on account of loss or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which the waiving party may have in force at the time of the loss or damage. Tenant and Landlord shall give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                  (c) Landlord and Tenant (each, an "Indemnitor") shall hold harmless the other (the "Indemnitee"), its officers, agents and employees, from and against any and all claims, damages or causes of action for damages on account of any injury to or death of any person or any loss of damage to property occurring in, on or about the Leased Premises, the Building or the Project at any time during the term of this Lease which is caused by the negligence or intentional misconduct of Indemnitor, its officers, agents or employees. This indemnification provision shall survive the termination or expiration of this Lease.

                  (d) Tenant shall maintain property damage and casualty insurance on the Leased Premises in the amount sufficient to restore the Leased Premises to its condition prior to the casualty or damage, with proceeds payable to Landlord. Said insurance shall contain a provision that the policy may not be terminated without thirty (3) days prior written notice to Landlord. tenant shall deliver to Landlord, prior to the Commencement Date, a certificate of insurance, evidencing the aforesaid insurance coverage.

         17. HAZARDOUS SUBSTANCES. To the best of Landlord's knowledge, Landlord represents to Tenant that the Project (including the Land thereunder and the Building and Leased Premises) does not contain any Hazardous Substance, as hereinafter defined, of any kind. "Hazardous Substance" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time and regulations promulgated thereunder; (iii) any infectious or medical waste as defined under federal, state or local law or regulation; (iv) asbestos or contamination of any kind (including, but not limited to transformers containing PCBs); or (v) any other substance, the presence of which on the Leased Premises would be prohibited, regulated or restricted by any law or regulation similar to those set forth in this definition. Landlord agrees to indemnify and defend Tenant (with legal counsel reasonably acceptable to Tenant) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party expenses) incurred by Tenant if any Hazardous Substances whatsoever are subsequently found, and Tenant shall have the right and option to terminate this Lease and thereafter be released from all liability hereinafter in such event. This indemnification by Landlord shall survive the termination or expiration of this Lease.


         18. DAMAGE AND DESTRUCTION BY FIRE OR OTHER CASUALTY. In the event that the Building or Leased Premises are partially damaged for any reason, other than the negligence of the Tenant, Landlord shall using reasonable efforts, and being subject to the Landlord's receipt of a sufficient amount of proceeds from any insurance carrier, promptly restore the Leased Premises to its original condition, within a reasonable period of time. In the event that Tenant is unable to carry on its normal business operations due to such casualty or damage to the Leased Premises, Tenant shall be entitled to an abatement or reduction of rent in proportion to the amount by which the area so rendered untenantable bears to the original Leased Premises for a period beginning on the date of the damage and ending upon the date on which the Leased Premises are rendered fully tenantable.

         In the event the Leased Premises are wholly damaged by fire or other casualty, Landlord shall have the option to either restore the Leased Premises to their condition immediately prior to the damage or terminate this Lease. In the event that Landlord elects to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within forty five (45) days after the damage. In the event of such termination, rent will be adjusted as of the date of damage. In the event that Landlord elects to restore the Leased Premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the Leased Premises are again rendered tenantable.

         19. CONDEMNATION. In the event that all or a "Substantial Part of the Leased Premises" (as hereinafter defined) shall be taken or condemned through the exercise of the power of eminent domain, with or without litigation, this Lease shall terminate as of the Basic and Additional Rent shall be proportioned to and abate from and after, the date of the taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this paragraph, a "Substantial Part of the Leased Premises" shall mean that such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot permit Tenant to carry on its business with substantially the same efficiency as before the taking.

         In the event that less than a Substantial Part of the Leased Premises shall be taken or condemned through the exercise of the power of eminent domain, with or without litigation, this Lease shall remain in full force and effect according to its terms and Tenant shall not have the right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. In such event, Landlord shall, at its expense, promptly make such repairs and improvements and shall be necessary to make the remainder of the Leased Premises adequate to permit Tenant to carry on its business to substantially the same efficiency as before the taking: provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If as a result of such taking any part of the Leased Premises is rendered permanently unusable, the Basic Annual Rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the Leased Premises unusable, there shall be no abatement of rent.

         Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable compensation for the taking of Tenant's own tangible property and damages for Tenant loss of business, business interruption, or removal and relocation.

         20. QUIET ENJOYMENT. Landlord agrees that Tenant, so long as it is not in default under this Lease, shall at all times during the term of this Lease peaceably and quietly have, hold, and enjoy the Leased Premises without disturbance by Landlord or any person claiming through Landlord.


         21. NOTICES. Any notice, demand, or communication called for under this Lease shall be in writing and shall be given, served, or delivered by United States registered or certified mail, return receipt requested, postage prepaid, or by Airborne Express or other nationally recognized overnight courier service, or hand-delivered with a receipt and addressed (i) if to Tenant, at TAG, Incorporated, c/o Pete Kedzia, 1710 Allen Court, Bel Air, MD 21015, (ii) if to Franchisor, to Kiddie Academy International, Inc., Kiddie Academy Corporate Center, 108 Wheel Road, Suite 200, Bel Air, Maryland 21015, Attention Michael J. Miller, President or (iii) if to Landlord, to Penguin Properties Corporation, 108 Wheel Road, Suite 200, Bel Air, MD 21015, Attention: George Miller. All notices delivered in the foregoing manner shall be deemed delivered on the date the return receipt is executed. Either party may designate a change of address by written notice to the other party.


         22. WAIVER. The failure of either party to require strict compliance with any provision of this Lease shall not constitute a waiver of any right or otherwise prevent either party from subsequently requiring strict compliance with any provisions hereof.


         23. WHOLE AGREEMENT. The Lease constitutes the whole agreement between the parties, and may not be amended except by a writing signed by both parties. When appropriate, words of one gender shall mean and include the other gender, and the singular shall mean and include the plural, and vice versa. Paragraph captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective executors, administrators, heirs, distributees, legal representatives, successors and permitted assigns.


         24.      COUNTERPARTS.  This Lease may be executed in  counterparts.


         25. SIGNAGE. Subject to the approval of governmental authorities granting permission for signs, Tenant will be permitted to erect a sign on the exterior of the Building and at the entrance to the Leased Premises using Kiddie Academy International, Inc.'s national logotype, provided that any exterior sign does not violate any governmental law, ordinance or regulation. In addition, upon Landlord's commencement of the tenant improvements in the Leased Premises, Tenant will be permitted to erect on the exterior of the Building a "Coming Soon" sign, advertising Tenant's business. Throughout the Lease Term, Franchisor shall have the right to enter the Leased Premises to assure proper usage of its logotype and compliance with its other requirements and to make any modifications as it deems necessary.


         26. TERMINATION/EXPIRATION. Upon the termination or expiration of this Lease, Tenant shall surrender the Leased Premises in the same condition as existed at the commencement of the term, except for normal wear and tear and casualty loss. Tenant shall have the right but not the obligation to remove any and all improvements and alterations made to the Leased Premises by Tenant or at Tenant's expense, as well as any signs and other indicia of Kiddie Academy Child Care Learning Centers, provided that any damage to the Building or Leased Premises resulting from such removals shall be repaired by Tenant. Following the termination or expiration of this Lease or Tenant's vacating of the Leased Premises, Landlord will not use or permit anyone holding under it to use in the Leased Premises any trademark, tradename, sign or other indicia of Kiddie Academy Child Care Learning Centers or any trademark, tradename or sign which is similar enough as to cause confusion with that of Kiddie Academy Child Care Learning Centers, without the express written consent of Franchisor.


         27. PARKING. Throughout the Lease Term, Landlord shall provide, at no cost to Tenant, the existing parking spaces in the parking area proximate to the Leased Premises for the exclusive use of Tenant.


         28.      LANDLORD'S  CONSENT.  Whenever  the  consent  or  approval  of
either   Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld, conditioned or delayed.


         29. HOLDOVER. If Tenant shall remain in possession of the Leased Premises after the expiration or the original or any additional term hereof, Tenant's occupancy shall be a month-to-month tenancy at the one hundred fifty percent (150%) of the rental rate applicable to the last month of the expired term and under all of the other terms, conditions and provisions hereof except those pertaining to the term of the Lease.


         30. SUBORDINATION. Tenant shall, if so requested by Landlord, subordinate this Lease and the leasehold estate created hereunder to any future mortgage or ground lease covering the Building or the Leased Premises; provided however, that the mortgagee or ground lessor, as the case may be, shall deliver to Tenant at or prior to the time that this Lease becomes so subordinate a written agreement in recordable form whereby Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Leased Premises pursuant to the terms hereof and without any diminution of the Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Leased Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant.


         31. WATER AND OTHER DAMAGE. Landlord shall not be liable for, and Landlord is hereby released and relieved from all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain, or snow, in any part of the Leased Premises or in any part of any other property of Landlord or of others and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the Leased Premises or from any pipes, appliances or plumbing or from sewers or the property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, no matter how caused.


         32. ESTOPPEL CERTIFICATE. Landlord and Tenant shall, at any time upon not less than twenty (20) days prior written notice from the other party, execute and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed.

         33. CHOICE OF LAW AND INTERPRETATION. This Lease shall be governed by the law of the State in which the Project is situate. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

         34. LICENSE CONTINGENCY. This Lease is expressly contingent upon the issuance of a license or pre-approval for the Leased Premises which will allow Tenant to conduct a day care center in the Leased Premises for a minimum of 100 children between the ages of two months and twelve years of age. In the event Tenant is unable to obtain such license or pre-approval within thirty (30) days after the date this Lease is fully executed by Landlord and Tenant, this Lease shall automatically terminate, all money previously paid by Tenant to Landlord, including the Security Deposit, shall be immediately returned to Tenant, and neither Landlord nor Tenant shall have any further liability hereunder.

         35.      EXCLUSIVE.  Throughout  the  term of  this   Lease,   Landlord
shall not lease any space in the Building, or in any project within a three (3) mile radius of the Leased Premises, to any Tenant for use as a day care, child development or educational facility.

         36. FRANCHISOR AS THIRD PARTY BENEFICIARY. Landlord and Tenant hereby acknowledge and agree that Franchisor is a third party beneficiary to this Lease and that in the event of a breach or infringement of the rights bestowed upon Franchisor hereunder, Franchisor may avail itself of any remedy available at law or at equity, including but not limited to, bringing suit directly against Landlord and/or Tenant.

         37. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim whatsoever arising out of or in anyway connected with this Lease, the relationship of Landlord and Tenant, tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage.

IN WITNESS WHEREOF, the parties have caused these presents to be executed under seal the day and year first above written.

WITNESS:                            LANDLORD:
                                    Penguin Properties Corporation


/s/  Pete Kedzia                    BY: /s/ Michael J. Miller     (SEAL)
------------------------               --------------------------
                                    Michael J. Miller, Its President


                                    TENANT:
                                    TAG, Incorporated

/s/  Michael J. Miller              BY: /s/ Pete Kedzia           (SEAL)
------------------------               --------------------------
                                    Pete Kedzia, Its President

STATE OF   Maryland

COUNTY OF   Harford


         On this         day  of  September, 1994, before me, the subscriber,  a
Notary Public of the State aforesaid, Michael J. Miller personally appeared, who acknowledged himself to be the President of Penguin Properties, Inc., Landlord, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                              Notary Public:     /s/  Christine E. Cooney
                                            ---------------------------------
                              My Commission expires:
                                                    -------------------------

(NOTARIAL SEAL)



STATE OF   Maryland

COUNTY OF    Harford


         On this       day  of  September, 1994,  before me,  the subscriber,  a
Notary Public of the State aforesaid, Pete Kedzia personally appeared, who acknowledged himself to be the President of TAG, Incorporated, Tenant, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                    Notary Public:   /s/ Christine E. Cooney
                                                  -----------------------------
                                    My Commission expires:
                                                          ---------------------

(NOTARIAL SEAL)

                                   EXHIBIT A
                         DESCRIPTION OF LEASED PREMISES

A free standing, single story, building containing approximately 6,500 square feet, the address of which is Rt 18, Village of Benton's Crossing, Stevensville, Maryland 21666, plus an adjacent, outdoor playground area.

                                   EXHIBIT B
                         COLLATERAL ASSIGNMENT OF LEASE

         FOR VALUE RECEIVED, THE UNDERSIGNED Assignor assigns, transfers and sets over to the Assignee, KIDDIE ACADEMY INTERNATIONAL, INC., a Maryland corporation, all of the Assignor's right, title and interest as tenant in, to and under the lease, a copy of which is attached (the "Lease"), for the premises known as Rt 18, Village of Benton's Crossing, Stevensville, Maryland 21666.

         This Assignment is for collateral purposes only and except as specified here, the Assignee will have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment, or from or in connection with the Lease, unless (i) the Assignee takes possession of the premises subject to the Lease pursuant to the terms of this Assignment, and (ii) the Assignee assumes the obligations of the Assignor under the Lease. The Assignor agrees to indemnify and hold harmless the Assignee from and against all claims and demands of any type, kind or nature made by any third party which arise out of or are in any manner connected with the Assignor's use and occupancy of the premises subject to the Lease.

         The Assignor represents and warrants to the Assignee that it has full power and authority to assign the Lease and its interest in the Lease.

         If the Assignor defaults under the Lease or under the Franchise Agreement between the Assignee and the Assignor for a Kiddie Academy Center located at the leased premises (the "Franchise Agreement"), the Assignee will have the right and is empowered to take possession of the premises subject to the Lease, expel the Assignor from those premises, and in that event, the Assignor will have no further right, title or interest in the Lease. The
Assignor will reimburse the Assignee for the costs and expenses incurred in connection with any such retaking, including but not limited to the payment of any back rent and other payments due under the Lease (whether the payments are made by a separate agreement with the lessor or otherwise), attorney's fees and expenses of litigation incurred in enforcing this Collateral Assignment of Lease, costs incurred in reletting the premises, and costs incurred for putting the premises in good working order and repair.

         The Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of the Assignee. Throughout the term of the Franchise Agreement and any renewals of that Agreement, the Assignor agrees that it will elect and exercise all options to extend the term of or renew the Lease not less than thirty (30) days prior to the last day that the option must be exercised, unless the Assignee otherwise agrees in writing. Upon the failure of the Assignor to so elect to extend or renew the Lease, the Assignor appoints the Assignee as its true and lawful attorney-in-fact to exercise that extension or renewal option in the name, place and stead of the Assignor, for the sole purpose of effecting the extension or renewal.


Dated:                                      ASSIGNOR:
                                            TAG, Incorporated

                                            BY:
(SEAL)                                          -----------------------------
                                               Pete Kedzia, It's President

                                   EXHIBIT C
                           PERSONAL GUARANTY OF LEASE

                  Pete Kedzia ("Guarantor"), an individual residing in the State of Maryland, whose address is 1710 Allen Court, Bel Air, MD 21015, as a material inducement to and in consideration of Penguin Properties, Inc. ("Landlord") entering into that Lease dated September 30, 1994 (the "Lease") with TAG, Incorporated ("Tenant"), unconditionally guarantees the prompt payment of all basic annual rent, additional rent being due and payable under the Lease and for the full and faithful performance of all covenants and terms of the Lease, to Landlord, during the entire term of the Lease and any renewals, extensions or modifications, to the same extent as if said Lease had been executed by the Guarantor.

                  Guarantor covenants and agrees that if Tenant shall default at any time during the term granted by the Lease, or during any renewal or extension thereof in the payment of rent, additional rent, or other charges to be paid by Tenant, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, then the Guarantor will on demand will and truly pay to Landlord the said rent, additional rent and default, without requiring notice from Landlord of any such default or defaults by Tenant.

                  Guarantor further covenants and agrees that the Guarantor may, at Landlord's option, be joined in any action or proceeding commenced by Landlord against Tenant in connection with and based upon said Lease or any term, covenant or condition thereof.

                  This Guaranty shall remain and continue in full force and effect as to any renewal, extension, modification or amendment of said Lease and as to any successor, assignee or sub-lessee of Tenant and regardless of any changed or different use of the Leased Premises (other than that provided for in said Lease) whether by Tenant or any successors, assignee or sub-lessee of Tenant.

                  Guarantor agrees that the validity of this instrument and the obligations of the Guarantor shall in no way be terminated, affected or impaired by reason of any action which of, or failure to take against Tenant or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in the Lease, or otherwise, or by reason of any changes or modifications that may me made in the terms, covenants or conditions of the Lease.

                  Guarantor waives notice of any and all notices or demands which may be given by Landlord to Tenant and whether or not required to be given to Tenant under the terms of the Lease(provided however, that nothing herein contained shall modify any requirement in the Lease for the giving of notice of, but not limited to, the following: (1) any modification, extension or indulgence granted to Tenant and assigns; (2) any assignment by Tenant, its successors and assigns; (3) the exercise or non-exercise of any renewal option or options; and
(4) any changed or different use of the Leased Premises.

                  Guarantor further agrees that, so long as the Lease shall remaining effect, it will not either directly or indirectly own, operate or be financially interested in a business like or similar to the business permitted to be conducted under the Lease. Guarantor represents and warrants that the it owns a majority of the voting stock of the Tenant and acknowledge that this Guaranty is a material inducement to Landlord's entry into the Lease.

                  Guarantor hereby consents to the Collateral Assignment of Lease previously entered into, or to be entered into, between Tenant and Kiddie Academy International, Inc.

                  If Landlord disposes of its interest in the Lease, "Landlord", as used in this guaranty, shall mean Landlord's successors. Guarantor's obligations under this guaranty shall be binding on Guarantor's successors.

                  Guarantor hereby authorizes any attorney-at-law to appear for them before any court of competent jurisdiction, and enter judgement by confession against the Guarantor jointly and severally, for the unpaid balance then due under the Lease, plus interest, court costs, and attorneys fees of 15% of the amount declared due, without stay of execution expressly waiving all exemptions. This agreement may not be changed, modified or terminated except in writing duly executed by Landlord and Guarantor.

WITNESS:                                     GUARANTOR:

--------------------                         ------------------------- (SEAL)
                                             Pete Kedzia